DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats as private and confidential.

SECOND AMENDMENT TO MASTER SERVICES AGREEMENT

This Second Amendment to the Master Services Agreement (“Second Amendment”) executed as of the date below with an effective date of September 20, 2022, (the “Second Amendment Effective Date”) by and among Larimar Therapeutics, Inc. (formerly Chondrial Therapeutics, Inc.), having an address at Three Bala Plaza East, Suite 506, Bala Cynwyd, PA 19004 (“Client”) and KBI Biopharma, Inc. (“KBI Biopharma”) with an address at 1101 Hamlin Road, Durham, North Carolina 27704.

WHEREAS, Client and KBI Biopharma entered into a Master Services Agreement (“Agreement”) with an effective date of 20 September 2017 (“Agreement Effective Date”); and

WHEREAS, the Parties entered into a First Amendment to the Master Services Agreement (“First Amendment”) effective November 9, 2018; and

WHEREAS, the parties desire to amend the Agreement as of the Second Amendment Effective Date as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this First Amendment, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.
Section 2.2, Provision of Regulatory Submissions is deleted in its entirety and replaced with the following:

Provision of Regulatory Submissions. Prior to naming KBI Biopharma in any submission to a regulatory authority, Client shall so notify KBI Biopharma and provide copies of such regulatory submissions to KBI Biopharma for review and reasonable opportunity to comment within ten (10) days of receipt of such information from the Client.

2.
Section 4, Work Output, is deleted in its entirety and replaced with the following:

Work Output. All reports specified in the Proposal and other applicable cGMP documentation (“Work Output”) will be prepared using KBI Biopharma’s standard format(s) unless otherwise specified in the Proposal or this Agreement. Client will be supplied with copies of Work Output generated as a result of the Services as set forth in the Proposal or Quality Agreement. All Work Output and any required Product samples will be archived by KBI Biopharma for a period of seven

(7) years following completion of the Services unless otherwise provided in the Proposal or required by applicable U.S. laws or regulations. At such time after completion of the Services, Work Output and Product samples will be sent to Client and a reasonable return fee will be charged. If Client chooses to have KBI Biopharma dispose of Work Output and Product samples, a reasonable disposal fee will be charged.

3.
Section 5.2, Change Order Process, is deleted in its entirety and replaced with the following:

5.2 Change Order Process. In the event a Modification is requested by Client or by KBI Biopharma, KBI Biopharma shall provide Client with a change order containing an estimate of the required Modifications to the budget, activities and/or duration specified in the Proposal (“Change Order”). Client and KBI Biopharma shall negotiate in good faith to agree on a Change Order that is mutually acceptable. If practicable, and agreed to by Client, KBI

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

Biopharma shall continue to perform the Services as set forth in the applicable Proposal during any such negotiations but will not commence work with respect to any Change Order until such Change Order has been duly executed by both Parties. In the event the Parties are unable to agree upon such Change Order, KBI Biopharma may elect to cancel the affected Services or terminate the applicable Proposal, or if reasonably possible, continue to perform the Services as set forth in the applicable Proposal without regard to the unresolved Change Order if agreed in writing by both Parties; provided, however, that the estimated timelines shall be adjusted to reflect any delay resulting from Change Order negotiations. In the event that this Agreement is so terminated, the provisions with respect to the effect of termination set forth in Section 24.5 shall apply.

4.
Sections 6.1 and 6.2, Fees and Invoices and Initial Fee are deleted in their entirety and replaced with the following Sections:

6.1
Fees and Invoices. In consideration for KBI Biopharma performing the Services, Client shall pay to KBI Biopharma such amounts as described in the Price and Payment Terms section of the Proposal and as otherwise described in this Agreement. Following payment of an Initial Fee as provided in Section 6.2, the remainder of the Services fees may be invoiced by KBI Biopharma monthly based on a billing schedule derived from the project schedule in the Proposal. Payments are due thirty (30) days from date of invoice issuance, except as specifically provided in this Agreement. Late payments are subject to an interest charge of [***] or, if less, the maximum legal interest rate per month. Failure to bill for interest due, , shall not be a waiver of KBI Biopharma’s right to charge interest. All payments are non-refundable. If paid by wire transfer, any applicable wire transfer fees must be included in the payment issued to KBI Biopharma. Client shall be responsible for, and shall promptly pay to KBI Biopharma upon demand, all costs and expenses (including without limitation reasonable attorneys’ fees and court costs) incurred by KBI Biopharma in connection with the collection of payments due under this Agreement. Unless within thirty (30) days of the date of invoice, Client has advised KBI Biopharma in good faith and in writing the specific basis for disputing an invoice, Client’s failure to promptly pay an invoice may, at KBI Biopharma’s election, constitute a material breach of this Agreement, and in addition to other remedies available to KBI Biopharma under Section 24.3, KBI Biopharma shall be entitled to suspend performance of Services until Client has paid any past due invoices.

Finance Working Group. Each Party shall designate an appropriate number of representatives for the Finance Working Group, which shall include the Project Manager designated by each party in 3.2 above. KBI will designate a representative from their finance/revenue recognition/billing team. Client will designate one or more representatives from its accounting and finance teams. The Financial Working Group will meet on a monthly basis. The purpose of the Finance Working Group is to evaluate percentage of completion estimates for each material Project Plan line item in order to assist Customer in assuring that it is recognizing costs in accordance with Generally Accepted Accounting Principles in the United States. Finance Working Group meetings will be regularly scheduled and shall occur withing 10 business days after the end of the preceding month. In lieu of the Finance Working Group, KBI shall provide Client with a spreadsheet estimating, in KBI’s view, the percentage of completion for each listed Project Plan line item within 8 business days after the end of the preceding month. It is anticipated that, generally, these meetings shall be no longer than one hour.

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6.2
Initial Fee and Materials Fees.

6.2(a) Initial Fee. KBI Biopharma requires payment of an initial fee as specified in the Proposal (“Initial Fee”), prior to commencement of Services, and before KBI Biopharma will begin facilities preparation and resource allocation commitments with respect to Client’s project(s). Initial Fees are due upon execution of this Agreement or the applicable Proposal, whichever occurs later. The Initial Fee shall be applied to the Services fees set forth in the final project invoice. Upon termination of a Proposal or this Agreement, any remaining portion of the Initial Fee shall be applied to any outstanding amounts due from Client under the applicable Proposal. Unless otherwise provided in this Agreement or the applicable Proposal, Initial Fees are non-creditable, nonrefundable, non-transferable to any Services other than under the applicable Proposal.

6.2(b) Materials Fees. The cost of raw materials, consumables, and other supplies necessary for the performance of the Services (“Raw Materials”) purchased by KBI Biopharma will be passed through to Client, and Client agrees to pay, KBI Biopharma’s Raw Materials costs plus fees to compensate KBI Biopharma for Raw Material management and administration including purchasing, receiving, storage, handling, and inventory management (“Material Fees”). Materials Fees will be passed through to the Client as a percentage of the cost of the purchase of Raw Materials, or as pass-through line items, or a combination of the two, as set forth below and in the applicable Proposal:

(i)
Analytical and Product Development Material Fees. For analytical Services and product development Services, the Material Fees for analytical services and product development services (differentiated for microbial and mammalian product development) are invoiced [***].

(ii)
Manufacturing Services Material Fees. For cGMP manufacturing services, Material Fees for manufacturing services will be [***].

(iii)
Third Party Services Material Fees. For all services where Client agrees to use third-party services, third-party services will be [***].

5.
Section 6.3, Client Delays and Cancellations, is deleted in its entirety and replaced with the following:

6.3
Client Delays and Cancellations. In the event of a delay or cancellation of any Services KBI Biopharma may charge reasonable fees as set forth herein.

(a)
For Services that do not include manufacturing Services, where Client cancels any part of the Services for any reason other than a material breach of this Agreement by KBI Biopharma, or in the event that the Services are cancelled or postponed for scientific or technical issues related to Client’s Product which are outside of KBI Biopharma’s control, upon receipt of invoice, Client shall pay KBI Biopharma: [***].

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(b)
Unless otherwise set forth in the applicable Proposal, where the Services include manufacturing Services, in the event that Client cancels or postpones a manufacturing run (based on the manufacturing slots reserved for Client in the most recent schedule provided to Client) for any reason other than a material breach of this Agreement by KBI Biopharma, or in the event that a manufacturing run is cancelled or postponed for scientific or technical issues related to Client’s Product which are outside of KBI Biopharma’s control, Client shall pay KBI Biopharma, upon receipt of an invoice, the amounts set forth in 6.3(a) plus the following amounts, less all amounts already paid to KBI Biopharma for the applicable manufacturing Services.

With respect to mammalian manufacturing services performed at KBI Biopharma’s facility in Durham, North Carolina:

(i)
[***]

(ii)
[***]

(iii)
[***]

(iv)
[***]

With respect to microbial manufacturing services performed at KBI Biopharma’s facility in Boulder, Colorado:

(i)
[***]

(ii)
[***]

(iii)
[***]

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(iv)
[***]

KBI Biopharma shall use commercially reasonable efforts to fill the unused capacity that becomes available as a result of a cancellation or postponement. Where KBI Biopharma is capable of filling such capacity, then the amount, if any, due under this section, shall be reduced to reflect the capacity that has been filled and the cost, if any, to KBI Biopharma in filling such capacity.

6.
Section 8.2, Process Technology and Process Inventions, is deleted in its entirety and replaced with the following:

8.2 Process Technology and Process Inventions. Notwithstanding the foregoing, Client acknowledges that KBI Biopharma possesses and shall retain full ownership of information and technology owned or controlled by KBI Biopharma as of the Effective Date, (“Process Technology”). KBI Biopharma shall also retain all rights to any data, ideas, know-how, information, developments, and inventions that are developed, conceived or reduced to practice in connection with the Services (1) that are improvements to the Process Technology or (2) which can be generally applied to the production of biologics other than the Product and for both (1) and (2), which do not use, reference, rely on or incorporate Client Materials or Client’s Confidential Information (collectively, “Process Inventions”).

7.
Section 10.1, Scope of Visit, is deleted in its entirety and replaced with the following:

10.1 Scope of Visit. Client shall have the right, upon reasonable advance notice, to visit KBI Biopharma and during regular business hours to observe the progress of the Services (i.e., person in the plant). Client shall also have the right upon no less than thirty (30) days’ advance written notice, to inspect records and data directly related to the Services. The form, participants, duration and procedures of all visits shall be subject to KBI Biopharma’s reasonable approval. Client may conduct additional “For Cause” visits as set forth in the applicable Quality Agreement, if applicable.

8.
Sections 13.1 and 13.2 are deleted in their entirety and replaced with the following:

13.1
Indemnification by KBI Biopharma. Subject to Section 13.2 below, KBI Biopharma will indemnify, defend and hold harmless Client and its shareholders, directors, officers, employees and agents (each, a “Client Indemnitee”) from and against all costs, losses, expenses (including reasonable attorneys' fees) and direct damages (collectively, “Losses”) resulting from all lawsuits, claims, demands, actions and other proceedings by or on behalf of any third party (collectively “Claims”) to the extent arising out of or resulting from: (i) KBI Biopharma’s material breach of any warranty made in Section 12 by KBI Biopharma; (ii) KBI Biopharma’s gross negligence or intentional misconduct; or (iii) the infringement or alleged infringement as a result of or arising from the Process Technology or Process Inventions, as used in the Services; except in each case to the extent such Claims or Losses arise from negligence or intentional misconduct on the part of a Client Indemnitee or a breach of this Agreement by Client.

13.2
Indemnification by Client. Client will indemnify, defend and hold harmless KBI Biopharma and its shareholders, directors, officers, employees and agents (each, a “KBI Biopharma

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

Indemnitee”) from and against all Losses resulting from all Claims to the extent arising out of or resulting from: (i) Client’s material breach of any warranty made in Section 12 by Client; (ii) Client’s development (including the conduct of clinical trials in humans), handling, manufacturing, testing, storage, transportation, disposal, marketing, commercialization (including any recalls, field corrections or market withdrawals), distribution, promotion, sale or use of the Product or Deliverables (including without limitation as a result of any illness, injury or death to persons, including employees, agents or contractors of Client or damage to property); (iii) Client’s gross negligence or intentional misconduct; (iv) the infringement or alleged infringement as a result of, or arising from, the scope of the Services (or execution thereof), the Client Materials or the Product on the intellectual property rights of a third party, except in each case to the extent such Claims or Losses arise from negligence or intentional misconduct on the part of a KBI Biopharma Indemnitee or a breach of this Agreement by KBI Biopharma.

9.
Section 24.1, Term, is hereby amended by deleting the first sentence and replacing with the following:

Term. The term of this Agreement (“Term”) shall be from the Effective Date until the tenth (10th) anniversary thereof, unless extended or terminated as provided herein.

10.
Section 24.3, Termination for Breach, is deleted in its entirety and replaced with the following:

24.3
Termination for Breach. In the event of a material breach of this Agreement by a Party that is not cured within thirty (30) days of written notice of such breach by the non-breaching Party, the non- breaching Party may terminate this Agreement or a Proposal immediately upon written notice. Upon such termination, KBI Biopharma will promptly scale down the affected portion of the Proposal and use its reasonable commercial efforts to avoid (or minimize, where non-cancellable) additional expenses. It is understood between the Parties that KBI Biopharma will incur substantial costs for reservations of resources and planning in order to undertake the provision of Services.

Therefore, in the event of termination under this Section 24.3 by KBI Biopharma, Client shall pay the following amounts to KBI Biopharma upon receipt of invoice:

(a)
For termination of Services that do not include manufacturing Services: [***].

(b)
For termination of Services that include manufacturing Services, [***].

11.
Other Terms. Unless as otherwise indicated in this Amendment, the terms and conditions of the Agreement are incorporated in and made a part of this Amendment by this reference as if restated here. All references in the Agreement to such Agreement shall be deemed to include the provisions of this Amendment.

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the date first written above.

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

Larimar Therapeutics, Inc.

By: /s/ Carole Ben-Maimon [signature]

Carole Ben-Maimon

Name:

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

KBI Biopharma, Inc.

By: /s/ Tim Lowery [signature]

Tim Lowery

Name:

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

Title: Date:

DocuSign Envelope ID: EEF1D6D3-2768-4D08-A014-999612F16720

President and CEO 14-Nov-2022

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Title: Date:

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President 14-Nov-2022

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/s/ Keith E. Lynch, Jr.

Keith E. Lynch, Jr.

VP, Manufacturing and Supply Chain 11-Nov-2022